UNITED STATES OF AMERICA
                           THE IOWA FINANCE AUTHORITY
                        MULTIFAMILY HOUSING REVENUE BOND
                              (MORTENSON I PROJECT)
                                   SERIES 1987

Number:  R-2
Dated Date:  March 2, 1987
Maturity Date:  June 30, 2022
Registered Owner:  Charter Municipal Mortgage Acceptance Company
Principal Amount:  $6,100,000


The Iowa Finance Authority (the "Issuer"), for value received, promises to pay to the registered owner hereof stated above, or registered assigns, at the maturity date stated above, but only from the sources and as hereinafter provided, upon presentation and surrender of this Bond at the principal office of Boone Bank & Trust Co. in Boone, Iowa, as successor in trust to Brenton National Bank of Des Moines, or its successor as Trustee (the "Trustee"), under the Indenture (described below), the principal amount stated above, and to pay Interest on said principal amount, from and including the dated date hereof until the principal amount shall have been paid in accordance with the terms of this Bond and the Indenture, as and when set forth below, but only from the sources and as hereinafter provided, by wire transfer if there be one Owner of all of the Bonds or otherwise by check or draft mailed to the record Owners of Bonds as the same appear upon the books of registry to be maintained by the Trustee, as registrar. Payments made on the Mortgage Loan to the Owner of this Bond shall be for the account of the Issuer and shall discharge the Issuer's obligations on this Bond to the extent of such payments, applying any payments first to the Interest payable on the due date of such payment and thereafter to principal and premium, if any.

This Bond is one of an authorized series of bonds in the aggregate principal amount of $6,100,000 (the "Bonds") issued for the purpose of refunding an issue of bonds previously issued by the Issuer in 1985 (the "1985 Bonds") for the purpose of funding a loan by the Issuer to Mortenson I, A Limited Partnership (the "Developer"), an Iowa limited partnership, for the purpose of financing the acquisition, construction, improving and equipping of a multifamily housing facility to be located in Ames, Iowa (the "Project") and the payment of necessary costs incidental thereto. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Indenture. The terms and conditions of the Developers obligations with respect to the Project, the loan of the proceeds of the Bonds to the Developer for such purpose, and the repayment of said loan are contained in a Loan Agreement, dated as of January 1, 1987, as amended by a First Amendment to Loan Documents dated as of January 1, 1998 (the "Amendment") (which agreement, as amended by the Amendment and as from time to time further amended and supplemented, is herein referred to as the "Loan Agreement").

Pursuant to the Loan Agreement, the Developer has executed and delivered to the Trustee a Building Loan Mortgage and Security Agreement, dated as of January 1, 1987 (as amended by the Amendment, the "Mortgage") which creates a lien on and security interest in the Mortgaged Property, as defined in the Mortgage, and an Assignment of Leases, Rents and Other Income, dated as of January 1, 1987 (as amended by the Amendment, the "Assignment of Leases").

The Bonds are all issued under and are equally and ratable secured by and entitled to the protection of a Trust Indenture dated as of January 1, 1987, as amended by a First Supplemental Indenture (the "Supplemental Indenture") dated as of January 1, 1998 (which indenture, as amended by the Supplemental Indenture and as from time to time further amended and supplemented, is herein referred to as the "Indenture"), duly executed and delivered by the Issuer to the Trustee. Reference is hereby made to the Indenture for a description of the rights, duties and obligations of the Issuer, the Trustee and the Owners of the Bonds and the terms upon which the Bonds are issued and secured.

This Bond and the series of which it forms a part as may be outstanding from time to time are issued pursuant to and in full compliance with the Constitution and laws of the State of Iowa, particularly Chapter 16 (formerly Chapter 220) of the Code of Iowa, 1997, as amended (the "Act"), and pursuant to a duly adopted Resolution of the governing body of the Issuer, which Resolution authorizes the execution and delivery of the Indenture. THE BONDS ARE NOT GENERAL OBLIGATIONS OF THE ISSUER NOR AN INDEBTEDNESS OF THE ISSUER OR THE STATE OF IOWA OR ANY SUBDIVISION THEREOF WITHIN ANY CONSTITUTIONAL OR STATUTORY LIMITATIONS, BUT ARE LIMITED, SPECIAL OBLIGATIONS PAYABLE SOLELY FROM REVENUES DERIVED FROM THE PROJECT, INCLUDING THE DEBT OBLIGATION OF THE DEVELOPER UNDER THE LOAN AGREEMENT AND THE DEVELOPER NOTE, DATED THE DATE HEREOF (THE "ORIGINAL NOTE"), AS AMENDED BY AN ALLONGE TO PROMISSORY NOTE DATED AS OF JANUARY 1, 1998 (THE "ALLONGE") (THE ORIGINAL NOTE AND THE ALLONGE BEING HEREIN REFERRED TO AS THE "DEVELOPER NOTE"), WHICH OBLIGATION WILL BE SUFFICIENT TO PAY THE PRINCIPAL OF AND INTEREST AND PREMIUM, IF ANY, ON THE BONDS AS THE SAME BECOME DUE AND PAYABLE. THE BONDS AND INTEREST AND PREMIUM, IF ANY, THEREON DO NOT CONSTITUTE AN INDEBTEDNESS OF THE STATE OF IOWA OR ANY SUBDIVISION THEREOF, INCLUDING THE ISSUER WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY LIMITATION AND DO NOT CONSTITUTE NOR GIVE RISE TO A PECUNIARY LIABILTITY OF THE STATE OF IOWA OR ANY SUBDIVISION THEREOF, INCLUDING THE ISSUER OR A CHARGE AGAINST THEIR GENERAL CREDIT OR GENERAL FUNDS. The rights of the Issuer under the Loan Agreement and the Developer Note have been assigned to the Trustee to secure the payment of such principal, interest and premium, if any, under the Indenture. The loan repayment installments of the Developer under the Loan Agreement and the Developer Note are to be paid to the Trustee for the account of the

Issuer and deposited in a special trust fund account created by the Issuer, maintained by the Trustee and designated "Iowa Finance Authority, Multifamily Housing Revenue Bonds (Mortenson I Project) Revenue Fund," and have been and are hereby duly pledged for that purpose. Additional payments are required to be made by the Developer under the Loan Agreement sufficient to pay the fees and expenses of the Trustee, bond registrar and paying agent, in connection with the Bonds, taxes and assessments relating to the Project and reasonable expenses of the Issuer relating to the Project.

Interest on the Bonds.
----------------------

     (a)  General. The Bonds shall bear interest as provided below.

     (b) Base Interest. Until the Conversion Date, the Bonds shall bear base interest calculated and payable as follows (which interest is referred to herein as "Base Interest"):

          (1) During the Initial Period, the Bonds shall bear Base Interest at a rate equal to 9.75% per annum payable on each payment date specified in paragraph (e)(1) below.

          (2) During the Second Period, the Bonds shall bear Base Interest at a rate equal to 9.0% per annum for the first 549 days; 8.0% per annum from the 550th day to (but not including) the Amendment Date; and 7.25% per annum thereafter, payable on each payment date specified in paragraph
     (e)(1) below.

          (3) During the period of time of the Initial Period between the issuance of the Bonds and the first Interest Payment Date for Base Interest, the Bonds shall also bear interest such that there shall be payable (to or upon the order of the registered Owners of the Bonds) Base Interest on the Bonds on the first Interest Payment Date for Base Interest in the amount of $244,000.

          (4) In addition to the Base Interest which accrues and is payable as described in paragraph (b)(1), (2) and (3) above, an additional fee shall accrue on the Bonds from the Amendment Date to December 31, 1998 in the amount of $25,000, and shall be payable at the rate of $2,083.33 monthly commencing on the first Interest Payment Date for Base Interest in April, 1998 and continuing through the first Interest Payment Date for Base Interest in March, 1999. Such fee will not be treated as interest.

Subject to the foregoing, Base Interest shall be calculated on the basis of a year of 365 days, actual days elapsed.

     (c) Contingent Interest. After the Initial Period and until the Conversion Date, the Bonds also shall bear interest calculated and payable as follows:

          (1) During each year or part thereof of the Second Period, to (but not including) the Amendment Date, the Bonds shall bear interest at an annual rate equal to the Primary Contingent Interest Rate payable on the basis and to the extent of 100% of Net Cash Flow for each such year, or part thereof, or, to the extent not fully paid on or before the Amendment Date because 100% of Net Cash Flow is insufficient, on the basis and to the extent of 100% of Net Sale or Refinancing Proceeds, all as provided below.

          Contingent Interest equal to Maximum Primary Contingent Interest shall be payable on the Bonds on each payment date prior to the Amendment Date specified in paragraph (e)(2) below on the basis and to the extent of 100% of Net Cash Flow, measured for purposes of such payment and subject to the adjustments and reconciliation as specified in paragraph (f) below. If 100% of Net Cash Flow is insufficient to pay the Maximum Primary Contingent Interest on such dates, then there shall be payable the maximum amount possible to the extent of 100% of Net Cash Flow (which amount is referred to as the "Primary Contingent Interest"). The difference between the Maximum Primary Contingent Interest and the Primary Contingent Interest shall be deferred with interest thereon at 9.0% per annum, compounded annually, with respect to all such interest accrued and unpaid to (but not including) the Amendment Date, and without interest thereafter, until paid (such difference together with the compounded interest thereon is referred to collectively with all such amounts previously deferred and unpaid as "Primary Deferred Interest"). Primary Deferred Interest in the amount of $657,070 which remains accrued and unpaid as of the Amendment Date (which amount is referred to as the "Primary Deferred Interest Amount") shall be deferred without interest until paid, and shall thereafter be payable on the earliest possible payment dates specified in paragraph (e)(3) hereof on the basis and to the extent of 100% of Net Sale or Refinancing Proceeds, after the payment of accrued Base Interest (and interest thereon), and prior to the payment of Supplemental Deferred Interest and Supplemental Contingent Interest payable from Net Sale or Refinancing Proceeds.

          From and after the Amendment Date, no further Maximum Primary Contingent Interest (other than the Primary Deferred Interest Amount) shall be due or payable.

          (2) During each year or part thereof of the Second Period, the Bonds shall also bear Contingent Interest at an annual rate equal to the Supplemental Contingent Interest Rate payable on the basis and to the extent of 25% of so much of Net Cash Flow for each such year, or part thereof, as remains after reducing Net Cash Flow by the amount of any payments on the basis of Net Cash Flow specified above in paragraph (c)(1) or, to the extent not fully paid because 25% of Net Cash Flow remaining after reducing Net Cash Flow by the amount of such payments is insufficient, on the basis and to the extent of 25% of so much of Net Cash Flow as remains after reducing Net Cash Flow by the amount of any payments on the basis of Net Cash Flow specified above in paragraph
     (c)(1) and 25% of so much of Net Sale or Refinancing Proceeds as remains after reducing Net Sale or Refinancing Proceeds by the amount of any payments on the basis of Net Sale or Refinancing Proceeds specified above in paragraph (c)(1), all as provided below.

          Contingent Interest equal to Maximum Supplemental Contingent Interest shall be payable on the Bonds on each payment date specified in paragraph
     (e)(2) below on the basis and to the extent of 25% of so much of Net Cash Flow as remains after reducing Net Cash Flow by the amount of any payments on the basis of Net Cash Flow specified above in paragraph (c)(1), measured for purposes of such payment and subject to the adjustments and reconciliation as specified in paragraph (f) below. If 25% of Net Cash Flow after such payments is insufficient to pay the Maximum Supplemental Contingent Interest payable on any payment date specified in paragraph
     (e)(2) below, then there shall be payable the maximum amount possible on the basis and to the extent of 25% of Net Cash Flow after such payments (which amount is referred to as the "Supplemental Contingent Interest"). The difference between the Maximum Supplemental Contingent Interest and the Supplemental Contingent Interest shall be deferred without interest (such difference is referred to collectively with all such amounts previously deferred and unpaid as the "Supplemental Deferred Interest") and shall thereafter be payable on the earliest possible payment dates specified in paragraph (e)(2) below on the basis and to the extent of 25% of so much of Net Cash Flow as remains after reducing Net Cash Flow by the amount of any such payments on the basis of Net Cash Flow specified above in paragraph
     (c)(1), measured for purposes of such payment and subject to the adjustments and reconciliation as specified in paragraph (f) below. Supplemental Deferred Interest shall be paid on the basis and to the extent of 25% of Net Cash Flow remaining after reducing Net Cash Flow by the amount of such payments specified in paragraph (c)(1) before any Supplemental Contingent Interest is paid on such basis.

          To the extent that Maximum Supplemental Contingent Interest and all Supplemental Deferred Interest are not fully paid on the basis and to the extent of 25% of Net Cash Flow remaining after reducing Net Cash Flow by the amount of such payments on payment dates specified in paragraph (e)(2) below, they shall be payable on the basis and to the extent of 25% of so much of Net Sale or Refinancing Proceeds as remains after reducing Net Sale or Refinancing Proceeds by the amount of any payments on the basis of Net Sale or Refinancing Proceeds specified above in paragraph (c)(1) on the earliest possible payment dates specified in paragraph (e)(3) below, including a then current payment date for Contingent Interest and Deferred Interest payable on the basis and to the extent of Net Cash Flow specified in paragraph (e)(2)(iii) below.

     (d)  Reserved.

     (e) Payment Dates for Interest. The Interest payable on the Bonds as provided above shall be payable on the following dates:

          (1) Base Interest shall be payable (i) on each Interest Payment Date for Base Interest, (ii) on each redemption date before the Conversion Date (but only with respect to the Bonds redeemed), and (iii) on the Conversion Date.

          (2) Contingent Interest and Deferred Interest that is payable on the basis of Net Cash Flow shall be payable (i) on each Interest Payment Date for Contingent Interest and Deferred Interest to and including the Conversion Date, (ii) on each redemption date during the Second Period (but only with respect to the Bonds redeemed), (iii) on each date on which Contingent Interest and Deferred Interest is payable from Net Sale or Refinancing Proceeds (as provided in paragraph (e)(3) below), and (iv) on the Conversion Date.

          (3) Contingent Interest and Deferred Interest that is payable on the basis of Net Sale or Refinancing Proceeds shall be payable on the next Interest Payment Date for any interest succeeding by at least thirty (30) days the date of the Event of Sale or Refinancing relating to the Sale of the Project or Refinancing of the Project, except in the case of (x) a Refinancing of the Project described in clause (i) or (iv) of the definition thereof, in which case it shall be payable on the redemption date or payment date, as the case may be, (y) a Sale of the Project described in clause (i) of the definition thereof resulting in a call of the Bonds for redemption pursuant to Section 4.01(f) of the Indenture, in which case it shall be payable on the redemption date, or (z) a Refinancing of the Project described in clause (ii) of the definition thereof, in which case it shall be payable on the Initial Remarketing Date.

     (f)  Calculation of Net Cash Flow.

          (1) (i) No later than thirty (30) days before each payment date for Contingent Interest and Deferred Interest specified in paragraph (e) (2) above (or such lesser number of days as shall be the maximum number of days possible if the payment date was not known until less than forty (40) days before the payment date), the Developer shall calculate Net Cash Flow for the three-month period ending on the last day of the third preceding month before such payment date and shall provide the Trustee (but only after the Trustee has accepted the duty to calculate interest pursuant to the Indenture) and the Owners (if fewer than three) (i) the analysis of such Net Cash Flow, (ii) unaudited financial statements of the Project for such three-month period and (iii) a calculation of the amount of Contingent Interest and Deferred Interest then payable.

               (ii) Notwithstanding the foregoing in clause (i), (A) except as may result from adjustments and reconciliation provided below in this paragraph (f), the period of time for which Net Cash Flow is measured for purposes of a payment date for Contingent Interest and Deferred Interest on any Bonds specified in paragraph (e)(2) hereof shall not include any time for which Net Cash Flow has been measured for purposes of a previous payment date for Contingent Interest and Deferred Interest on such Bonds specified in paragraph (e)(2) hereof, and (B) the calculation of Net Cash Flow and the amount of Contingent Interest and Deferred Interest payable therefrom on the Conversion Date shall be reconciled and adjusted to give effect to the actual amount of Net Cash Flow for the current calendar year (and the preceding calendar year if the Conversion Date falls before delivery of the audit referred to in paragraph (f)(2) hereof in the current calendar year) up to but not including the Conversion Date (such actual amount of Net Cash Flow being measured by the actual amount known as of the most recent possible date and an amount reasonably estimated to be earned between such date and the Conversion Date) and all Contingent Interest and Deferred Interest paid during the current calendar year (and the preceding calendar year if the Conversion Date falls before delivery of the audit referred to in paragraph (f)(2) hereof in the current calendar year) in the manner described in paragraph (f)(3) below, except that any underpayments or overpayments of Contingent Interest and Deferred Interest shall be paid or refunded, as the case may be, on the Conversion Date.

               (iii) The amount of Net Cash Flow reflected in the analysis described above, as adjusted in the case of the analysis in connection with the Conversion Date, shall provide the basis for the calculation of Contingent Interest and Deferred Interest payable on the basis of Net Cash Flow on each payment date therefor specified in paragraph (e)(2) hereof, except as provided below. The Trustee, upon direction of the owners of a majority in principal amount of the Bonds (if it has accepted the duty to calculate interest thereon pursuant to the Indenture), or the Owners of a majority in principal amount of Bonds themselves, may request further substantiation of the Developer's calculation of Net Cash Flow and may verify and correct as necessary the calculations thereof. If the Trustee or the Owners of a majority in principal amount of the Bonds do so reasonably modify such calculation, the Trustee or such Owners shall notify the Developer of such modified calculation no later than ten (10) Business Days before such payment date (or such lesser number of days as shall be the maximum number of days practicable if the Trustee or such Owners received the calculation of Net Cash Flow less than thirty (30) days before the payment date) and such modified calculation shall be the basis for the calculation of Contingent Interest and Deferred Interest payable on the basis of Net Cash Flow on the payment date. Except to the extent provided in this paragraph (f)(1) with respect to the Conversion Date, the analysis and payment on the basis of Net Cash Flow described in this paragraph (f)(1) is intended to provide a preliminary payment of Contingent Interest and Deferred Interest on the basis of Net Cash Flow prior and subject to the adjustment and reconciliation process described in paragraphs (f)(2) and (f)(3) hereof.

          (2) No later than February 28 of each calendar year (up to and, unless the Conversion Date falls before delivery of the audit, including the calendar year in which the Conversion Date occurs) the Developer shall provide to the Trustee and the Owners of the Bonds (if fewer than three) an audit of the operations of the Project for the preceding calendar year prepared and certified by an Accountant acceptable to the Trustee (if it has accepted the duty to calculate interest pursuant to the Indenture) and the Owners (if fewer than three) in accordance with generally accepted auditing standards. The audit shall state the actual amount of Net Cash Flow for that calendar year and shall calculate all Contingent Interest and Deferred Interest paid and payable from Net Cash Flow during such calendar year pursuant hereto.

          (3) The audit prepared as described in paragraph (f)(2) shall state the amount of Contingent Interest and Deferred Interest payable and paid during the subject calendar year. If the amounts of Contingent Interest and Deferred Interest payable on the basis of Net Cash Flow (measured on the basis of actual Net Cash Flow for such calendar year according to the audit) exceeded the amount paid, then there shall be payable to the Owners of the Bonds any such payable and unpaid amounts on the payment date for Contingent Interest and Deferred Interest specified in paragraph (e)(2) hereof immediately following the receipt by the Trustee and the said Owners of the audit. If the amount of Contingent Interest and Deferred Interest payable on the basis of Net Cash Flow (measured on the basis of actual Net Cash Flow for such calendar year according to the audit) is less than the amount actually paid, such overpaid amount shall be credited against any other interest payments (whether Base Interest or Contingent Interest and Deferred Interest) or other payments due from the Issuer to the Owners of the Bonds on the Bond Payment Date (or Bond Payment Dates) immediately following the receipt by the Trustee and the said Owners of the audit and the Owners shall not be required to refund any such amount unless the crediting does not exhaust the overpayment, in which case the balance of the overpayment will be refunded by the Owners on the Conversion Date.

(g) Fair Market Value of the Project for Purposes of Determining Refinancing Proceeds.

          (1) In order to calculate the fair market value of the Project for purposes of determining Sale or Refinancing Proceeds in the event of a Refinancing of the Project (other than a Refinancing of the Project described in clause (iii) of the definition thereof) the fair market value of the Project is required to be determined as set forth below, such determination to be completed no later than fifteen (15) days before the date on which Contingent Interest and Deferred Interest are payable on the basis and to the extent of Net Sale or Refinancing Proceeds or as soon thereafter as possible (but not after the said payment date if the notice described in the following sentence cannot be given at the time specified). The Developer shall give notice to the Trustee and to the Owners of the Bonds of the impending Refinancing of the Project at least ninety (90) days before the expected date of Refinancing of the Project or as much notice as is possible, promptly upon learning of the impending Refinancing of the Project. The Owners of all of the Bonds and the Developer may jointly determine and agree upon the fair market value of the Project but must do so at least sixty (60) days before the proposed date of the Refinancing of the Project; failing such agreement the Owners of a majority in principal amount of the Bonds shall select an independent M.A.I. appraiser and the Developer shall select an independent M.A.I. appraiser. The appraisers shall jointly determine and agree upon the fair market value of the Project. If the two appraisers are unable to agree upon the fair market value of the Project at least thirty (30) days before the proposed date of the Refinancing of the Project, the Owners and the Developer shall select a third independent M.A.I. appraiser. If such Owners and the Developer are unable to agree upon a third appraiser by such date, the two appraisers shall select the third appraiser. If the two appraisers are unable to agree upon the third appraiser at least twenty-five (25) days before the proposed date of the Refinancing of the Project, such Owners or Developer may petition any court of competent jurisdiction for the appointment of the third independent appraiser. As early as practicable, but prior to the expected date of the Refinancing of the Project, the third appraiser shall select from between the two appraisals the one which the third appraiser believes to assess more accurately the fair market value of the Project and the appraisal so selected shall be the fair market value of the Project, shall provide the basis for the calculation of Contingent Interest and Deferred Interest payable on the basis of Net Sale or Refinancing Proceeds in the event of a Refinancing of the Project (other than a Refinancing of the Project described in clause (iii) of the definition thereof) on each payment date therefor specified in paragraph (e)(3) hereof and shall be binding upon the Developer and the Owners of the Bonds. The fees and expenses of the appraiser selected by each party shall be borne by the party selecting the appraiser and the cost of the third appraiser shall be borne equally by the Developer and the Owners of the Bonds.

          (2) The fair market value of the Project for purposes of this paragraph (g) shall reflect the amount each appraiser believes an informed and willing purchaser under no compulsion to purchase the Project would pay to an informed and willing seller under no compulsion to sell the Project, less those costs of a sale appropriate to the marketplace within which the Project would be sold. Such determination shall take into consideration such factors as the appraisers may deem relevant. Except as provided below, the fair market value of the Project set forth in an appraisal shall be determined as of the date of such appraisal.

          (3) If the Refinancing of the Project is based upon a redemption of Bonds pursuant to Section 4.01(d) of the Indenture, the fair market value of the Project shall be determined as of the day before the occurrence of any events requiring the payment of Insurance Proceeds or a Condemnation Award, as if such events had not occurred and were not anticipated.

     (h) Interest During a Variable Rate Period. From and after the Initial Remarketing Date, if all of the Bonds then Outstanding have been remarketed in accordance herewith, the Bonds shall bear interest at a rate determined as follows:

          (1) On a Business Day not prior to ten (10) Business Days prior to the Initial Remarketing Date and each subsequent Remarketing Date, the Remarketing Agent, having due regard to prevailing market conditions, shall determine the interest rate (the "Variable Rate") which, if borne by the Remarketed Bonds on such date, would be the interest rate, but would not exceed the interest rate, which would result in the market value of the Remarketed Bonds on such day (as if such day were the first day of such Remarketing Period) being 100% of the principal amount thereof (together with interest if any, accrued thereon; provided, however, that in no event shall the Variable Rate exceed 14.5% per annum or the maximum lawful rate, whichever is less. If for any reason the Variable Rate so determined by the Remarketing Agent shall be held to be invalid or unenforceable by a court of competent jurisdiction, the Remarketing Agent shall determine the interest rate for such Remarketing Period, which shall be a percentage of the 11-Bond Index (as published in The Bond Buyer; or if such Index is not available, an index comparable to such Index, in the judgment of the Remarketing Agent) for the most recent period for which information is available, computed in accordance with the following table:


     If the length             But the length of the           The applicable
     of the Remarketing        Remarketing Period              percentage of the
     Period (in years)         (in years) is less              11-Bond Index
     is at least:              than:                           is:
     ---------------------------------------------------------------------------
     5 or greater                      (N.A.)                         85%
          1                              5                            80

     The Remarketing Agent shall promptly, upon the determination of the Variable Rate, notify the Issuer, the Developer, the Owners and the Trustee of the Variable Rate. The determination of the Variable Rate for a Remarketing Period shall be conclusive and binding upon the Owners of the Bonds, the Issuer, the Trustee and the Developer. The Trustee shall immediately give written notice (which may include written notice by electronic means) to the Owners of all of the Bonds of

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     the Variable Rate for the period between the next succeeding Remarketing
     Date and the second succeeding Remarketing Date.

          (2) No more than sixty (60) days, but at least forty-five (45) days prior to the Initial Remarketing Date, the Developer shall notify the Owners (if no more than three), the Trustee and the Remarketing Agent of the length of the proposed Remarketing Period commencing on the Initial Remarketing Date, which shall extend for one (1) or more years. Subsequent to the Initial Remarketing Date, the Developer will establish subsequent Remarketing Dates as follows: no more than sixty (60) days, but at least forty-five (45) days, prior to each Remarketing Date, the Developer will notify the Owners of the Bonds, the Issuer, the Trustee and the Remarketing Agent of the proposed subsequent Remarketing Date, which shall be one (1) or more years from the next Remarketing Date. The Developer shall also specify the interest payment dates if different than January 1 and July 1; provided that the interest payment dates specified may be no more frequent than once each month.

          (3) Notice of the Remarketing Date shall be given by the Trustee not later than the twenty-fifth (25th) day preceding such Remarketing Date by registered or certified mail to the Owners of all Outstanding Bonds and such notice shall state that the Bonds are subject to mandatory tender on the Remarketing Date, unless the Owner thereof waives such tender, shall indicate the subsequent Remarketing Date, if any, and shall include a form to indicate the election not to tender Bonds.

          (4) Interest on the Bonds during the Variable Rate Period shall be payable on each Interest Payment Date therefor and shall be calculated, to the extent allowed by applicable law, on the basis of a year of 365 days and the actual number of days elapsed.

Notwithstanding anything elsewhere contained in this Bond, (a) total Interest paid on this Bond (including any Interest payable in accordance with Section
7.10 of the Indenture), cumulative from the original date of issuance of the Bond, shall not exceed the sum of 14.5% per annum, simple and noncompounded for each year (calculated on the basis of a 365-day year, actual number of days elapsed) from such date of issuance to the date of calculation; and (b) if the interest rate on this Bond shall at any time be deemed to be in excess of the maximum rate allowed by law then the Bond shall instead bear interest at the maximum rate permitted by such law. Any excess payment of such interest shall be deemed to be a credit against the unpaid principal amount of this Bond.

     The foregoing interest provisions are a summary of those contained in the Indenture, and reference is hereby made to the Indenture for a full statement of their terms, which are incorporated herein by reference.

     Limited Recourse. Pursuant to a Loan Agreement and Developer Note, the

Developer has agreed to make payments to the Issuer in amounts equal to amounts of principal of and premium, if any, and Interest on the Bonds. THE OBLIGATIONS OF THE ISSUER ON THIS BOND ARE EXPRESSLY LIMITED TO AND ARE PAYABLE SOLELY FROM
(I) THE PAYMENTS MADE PURSUANT TO THE LOAN AGREEMENT AND THE DEVELOPER NOTE BY THE DEVELOPER, AND THE SECURITY THEREFOR PROVIDED BY THE MORTGAGE AND THE ASSIGNMENT OF LEASES AND (II) ANY ADDITIONAL SECURITY PROVIDED IN THE INDENTURE. THE OBLIGATIONS OF THE DEVELOPER UNDER THE LOAN AGREEMENT, THE DEVELOPER NOTE AND THE MORTGAGE ARE NON-RECOURSE TO THE DEVELOPER, AND ARE ENFORCEABLE SOLELY AGAINST THE PROJECT, EXCEPT AS OTHERWISE PROVIDED THEREIN. ANY PAYMENTS MADE ON THE MORTGAGE LOAN TO THE OWNER OF THIS BOND SHALL BE FOR THE ACCOUNT OF THE ISSUER AND SHALL DISCHARGE THE ISSUERS OBLIGATIONS ON THIS BOND TO THE EXTENT OF SUCH PAYMENT, APPLYING ANY PAYMENT TO INTEREST FIRST.

     Transfer. This Bond is transferable by the registered owner hereof in person or by his attorney duly authorized in writing at the office of the Trustee as registrar, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new registered Bond or Bonds, of any authorized denomination or denominations, of the same maturity and for the same aggregate principal amount will be issued to the transferee in exchange hereto.

     Prior to the Conversion Date a Bond may only be transferred (i) to any affiliate of the Partnership, to an affiliate with the same or substantially the same general partners as the Partnership, to any entity arising out of any merger or consolidation of the Partnership, by operation of law, or to a trustee in bankruptcy of the Partnership; (ii) by an assignment to a bank or other financial institution issuing a letter of credit or like instrument in connection with the Mortgage Loan; or (iii) to one or more Institutional Investors if, in each instance, the Issuer and the Trustee receive from the transferee its agreement to the transfer restrictions set forth in this paragraph in connection with subsequent transfers of the Bond.

     The Bonds are issuable as fully registered Bonds in Authorized Denominations as provided in the Indenture.

     Redemption of Bonds. The Bonds are subject to redemption by the Issuer prior to maturity as a whole or in part at such time or times, under such circumstances, at such redemption prices and in such manner as is set forth in the Indenture.

     Remarketing in Lieu of Redemption of Bonds on Initial Remarketing Date. Upon an election by the Owner of a redemption in whole of the Bonds pursuant to
Section 4.01(h) of the Indenture, at the direction of the Developer given not less than sixty (60) days in advance, either (i) the Bonds shall be redeemed on the date specified in the notice to the Issuer, the Trustee, and the Developer from the Owners described in Section 4.01(h) of the Indenture or (ii) the Bonds will be deemed tendered for purchase and remarketed as provided in Article V of the Indenture on the date specified in the notice to the Issuer, the Trustee, and the Developer from the Owner described in Section 4.01(h), or on such earlier Interest Payment Date selected by the Developer in its direction to remarket the Bonds but in no event before the first Interest Payment Date following the Reference Month in 2008. The purchase price of Bonds so remarketed in lieu of redemption shall be the principal amount thereof together with all accrued and unpaid Interest (including all Base Interest, Contingent Interest and Deferred Interest then payable) and shall be payable on the Initial Remarketing Date. Such purchase price, regardless of the amount of Net Cash Flow and Net Sale or Refinancing Proceeds available to be applied to such purchase, shall be not less than the principal amount of such Bonds together with all accrued and unpaid Base Interest and the Primary Deferred Interest Amount. If the conditions to remarketing of the Bonds set forth in Article V of the Indenture are not satisfied, or if the Bonds are not successfully remarketed, or if the full purchase price thereof is not paid on the Initial Remarketing Date, or if all Interest (including Contingent Interest and Deferred Interest then payable) and principal payable on the Bonds up to and including the Initial Remarketing Date has not been fully paid, then all Bonds tendered shall be redeemed and not remarketed pursuant to Section 4.01(e) of the Indenture.

     Mandatory Tender of Bonds. The Bonds shall be subject to mandatory tender to the Remarketing Agent on each Remarketing Date after the Initial Remarketing Date for purchase by the Remarketing Agent, at a purchase price equal to the principal amount thereof plus accrued Interest to the purchase date; provided, however, that there need not be tendered on such Remarketing Date any Bonds with respect to which the Remarketing Agent shall have received from the Owners thereof a written notice at least five (5) Business Days prior to the applicable Remarketing Date expressly electing not to tender their Bonds for purchase. Such purchase price, regardless of the amount of Net Cash Flow and Net Sale or Refinancing Proceeds available to be applied to such purchase, shall be not less than the principal amount of such Bonds together with all accrued and unpaid Base Interest and the Primary Deferred Interest Amount. Any such election may not relate to a portion of any Bond held by the Owner, such election may apply only to the entire principal amount of any Bond or Bonds.

     Tendered Bonds. Any Bonds that are the subject of mandatory tender for purchase but are not the subject of elections to retain the Bonds received by the Remarketing Agent in a timely fashion shall be conclusively deemed tendered for purchase on the Remarketing Date. If the Owner selects a redemption date for redemption of the Bonds in accordance with Section 4.01(h) of the Indenture and the Developer makes the remarketing election permitted by Section 4.04 of the Indenture, all Bonds shall be conclusively deemed tendered for purchase on the Initial Remarketing Date. All Bonds that are actually tendered for purchase pursuant to the Indenture or are deemed tendered for purchase on a Remarketing Date, including the Initial Remarketing Date, shall constitute tendered Bonds for purposes of the Indenture; all tendered Bonds that are not actually delivered for purchase on a Remarketing Date, including the Initial Remarketing Date shall constitute "Undelivered Bonds" for purposes of the Indenture. Undelivered Bonds that have been remarketed in accordance with the Indenture shall be deemed to have been purchased if the purchase price therefor shall have been deposited therefor and held by the Remarketing Agent; and the parties to whom the Remarketing Agent shall have remarketed Undelivered Bonds so remarketed shall be the owners of such Undelivered Bonds for all purposes under the Indenture, including without limitation the right to transfer such Bonds. Interest accruing from and after the Remarketing Date on such Undelivered Bonds shall no longer be payable to the former Owners thereof but shall be paid to the new registered owners thereof. Former Owners of Undelivered Bonds so remarketed shall not be deemed to be Owners of Bonds under the Indenture, and such Undelivered Bonds shall not be deemed Outstanding for purposes of the Indenture, except for purposes of payment of the purchase price of such Undelivered Bonds upon surrender thereof to the Remarketing Agent.

     Enforcement. Only the Acting Party shall have the right to enforce the provisions of this Bond or the Indenture or to institute any action to enforce the covenants herein or therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default occurs and is continuing, the principal of all Bonds then outstanding (together with all unpaid Interest thereon) may be declared due and payable by the Acting Party upon the conditions and in the manner and with the effect provided in the Indenture.

     The Issuer, the Trustee, and any other person may treat the person in whose name this Bond is registered on the books of registry as the Owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond be overdue, and no person shall be affected by notice to the contrary.

     Discharge. The Indenture prescribes the manner in which it may be discharged and after which the Bonds shall be deemed to be paid and no longer be secured by or entitled to the benefits of the Indenture, except for certain purposes, including the purposes of registration and exchange of Bonds and of such payment.

     Modifications. Modifications or alterations of the Indenture, or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

     By its acceptance of this Bond, the Owner hereof agrees that it will be bound by and accepts the provisions of the Indenture and the Loan Documents (as defined in the Loan Agreement). This Bond shall not be valid or obligatory for any purpose until it shall have been signed on behalf of the Issuer and such signature attested, by the officer, and in the manner, provided in the Indenture, and authenticated by a duly authorized officer of the Trustee, as Authenticating Agent.

     It is hereby certified and recited that all conditions, acts and things required by the Constitution or statutes of the State or by the Act or the Indenture to exist, to have happened or to have been performed precedent to or in the issuance of this Bond exist, have happened and have been performed.

IN WITNESS WHEREOF, the Iowa Finance Authority has caused this Bond to be executed in its name with the fascimile signature of its Chairman and attested by the facsimile signature of its Secretary, and its corporate seal to be hereunto imprinted, all as of the first day of January, 1998.

                                             IOWA FINANCE AUTHORITY

(SEAL)

                                             By: /s/ James W. Balmer
                                                 -------------------------------
                                                 Chairman
Attest:


/s/ Ted R. Chapler
---------------------------
Its:  Secretary



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

     This Bond is one of the Bonds described in the within mentioned Indenture and is one of the Multifamily Housing Revenue Bonds (Mortenson I Project) Series 1987 as modified and restated, of the Iowa Finance Authority.


                                             BOONE BANK & TRUST CO.
(SEAL)


                                             By: /s/ Mark A. Gustafson
                                                 ------------------------------
                                                 Authorized Officer


Date of Authentication:


April 20, 1998

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the within Multifamily Housing Revenue Bond (Mortenson I Project) Series 1987, of the Iowa Finance Authority, and hereby authorizes the transfer of this Bond on the registration books of the Fiduciary.



                                      Dated:
                                            ------------------------------------

                                      ------------------------------------------
                                      Authorized Signature


                                      ------------------------------------------
                                      Name of Transferee


                                      Signature Guaranteed by:

                                      ------------------------------------------

                                      ------------------------------------------
                                          Name of Bank

                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------

                              DEFINITIONAL APPENDIX

     "Amendment Date" shall mean January 1, 1998.

     "Interest" shall mean all Base Interest, Contingent Interest, Deferred Interest (including the Primary Deferred Interest Amount), any interest thereon, and, subject to paragraph (h) hereof, any and all other amounts paid other than principal of and premium with respect to the Bonds.

     "Maximum Primary Contingent Interest" shall mean, on any payment date for Contingent Interest and Deferred Interest specified in paragraph (e) of Section
3.06 of the Indenture, 0% for the first 549 days of the Second Period, and 1.0% for that portion of the Second Period commencing on the 550th day thereof and continuing to (but not including) the Amendment Date, of the aggregate principal amount of the Bonds on which Contingent Interest and Deferred Interest are then payable, times a fraction, the numerator of which is the number of days since the last date of calculation hereunder during the Second Period of Contingent Interest and Deferred Interest payable on such Bonds (or the first date of the Second Period if there is no previous date of such calculation and, in the case of the first date of such calculation after the date which is 549 days after the end of the Initial Period, the date that is 549 days after the end of the Initial Period) and the denominator of which is 365. The Maximum Primary Contingent Interest shall be 0%, and no Maximum Primary Contingent Interest (other than the Primary Deferred Interest Amount) shall be due or payable, from and after the Amendment Date.

     "Maximum Supplemental Contingent Interest" shall mean, on any payment date for Contingent Interest and Deferred Interest specified in paragraph (e) hereof, 7.0% of the aggregate principal amount of the Bonds on which Contingent Interest and Deferred Interest are then payable, times a fraction, the numerator of which is the number of days since the last date of calculation during the Second Period of Contingent Interest and Deferred Interest payable on such Bonds (or the first date of the Second Period of there is no previous date of such calculation) and the denominator of which is 365.

     "Primary Contingent Interest Rate" shall mean an interest rate of 0% per annum for the first 549 days of the Second Period, and 1.0% per annum for that portion of the Second Period commencing on the 550th day thereof and continuing to (but not including) the Amendment Date.

     "Supplemental Contingent Interest Rate" shall mean an interest rate of 7.0% per annum.